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As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 24, 2000, incorporated by reference in Luminant Worldwide Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                    ARTHUR ANDERSEN LLP

Dallas, Texas
October 26, 2000